Exhibit 99.1

Tidewater to Present at the Bank of America 38th Annual Investment Conference

NEW ORLEANS, September 9, 2008 –Tidewater Inc. (NYSE: TDW) announced today that J. Keith Lousteau, Chief Financial Officer, Executive Vice President and Treasurer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Bank of America 38th Annual Investment Conference in San Francisco, California, on Monday, September 15, 2008, at approximately 10:30 a.m. PDT (12:30 p.m. CDT). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on September 15, 2008, at approximately 3:00 p.m. PDT (5:00 p.m. CDT) and will be available until Friday, October 3, 2008. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 448 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.